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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        QUALCOMM INCORPORATED                   QUALCOMM FINANCIAL TRUST I
    ----------------------------            ----------------------------------
    (Exact name of registrant as               (Exact name of registrant as
       specified in charter)                specified in certificate of trust)


                DELAWARE                                  DELAWARE
                --------                                  --------
        (State of incorporation                   (State of incorporation
           or organization)                           or organization)

              95-3685934                                  52-6845046
              ----------                                  ----------
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

                               6455 Lusk Boulevard
                           San Diego, California 92121

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:  NONE.



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

         TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
          TO BE REGISTERED                        EACH CLASS IS TO BE REGISTERED

5 3/4% Trust Convertible Preferred                             None
Securities

Convertible Preferred Securities Guarantee                     None
with respectto the Trust Securities

5 3/4% Convertible Subordinated                                None
Debentures due February 24, 2012




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The 5 3/4% Trust Convertible Preferred Securities (the "Convertible Preferred Securities") of QUALCOMM Financial Trust I (the "Trust"), a statutory business trust organized under the laws of the State of Delaware, registered hereby represent preferred undivided beneficial interests in the Trust and are guaranteed by QUALCOMM Incorporated, a Delaware corporation (the "Company"), to the extent set forth in the Preferred Securities Guarantee Agreement (the "Guarantee"), which has been filed as Exhibit 4.7 to the Registration Statement on Form S-3 of the Company and the Trust (Registration No. 333-26069-01) (as amended, the "Registration Statement"). The descriptions of the Convertible Preferred Securities and the Guarantee are set forth in the Prospectus (as defined in Item 2 below), which is included in and forms part of the Registration Statement, and such descriptions are incorporated by reference herein.

         The 5 3/4% Convertible Subordinated Debentures due February 24, 2012 (the "Convertible Subordinated Debt Securities") of the Company registered hereby are issued under an Indenture, dated as of February 25, 1997, between the Company and Wilmington Trust Company, as Indenture Trustee. The Indenture has been filed as Exhibit 4.4 to the Registration Statement. The description of the Convertible Subordinated Debt Securities registered hereby is set forth in the Prospectus, which is included in and forms part of the Registration Statement, and such descriptions is incorporated by reference herein.

ITEM 2.  EXHIBITS.

         2.1 Registration Statement on Form S-3, as amended, filed with the Securities and Exchange Commission on April 29, 1997, File No. 333-26069-01.

         2.2 Prospectus contained within the Registration Statement, along with any subsequent Prospectus pertaining to the resale of the Convertible Preferred Securities included within and forming a part of the Registration Statement (the "Prospectus") (incorporated herein by this reference to the Registration Statement).

         2.3 Declaration of Trust of QUALCOMM Financial Trust I, dated as of February 7, 1997, among QUALCOMM Incorporated, as Sponsor, Wilmington Trust Company, as Delaware Trustee and Property Trustee, and Irwin Mark Jacobs, Harvey
P. White and Anthony Thornley, as Regular Trustees (incorporated herein by this reference to Exhibit 4.2 to the Registration Statement).

         2.4 Amended and Restated Declaration of Trust of QUALCOMM Financial Trust I, dated as of February 25, 1997, among QUALCOMM Incorporated, as Sponsor, Wilmington Trust Company, as Delaware Trustee and Property Trustee and Irwin Mark Jacobs, Harvey P. White and Anthony Thornley as Regular Trustees (incorporated herein by this reference to Exhibit 4.3 to the Registration Statement).




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         2.5 Indenture for the 5 3/4% Convertible Subordinated Debt Securities,
dated as of February 25, 1997, among QUALCOMM Incorporated, as Issuer, and Wilmington Trust Company, as Indenture Trustee (incorporated herein by this reference to Exhibit 4.4 to the Registration Statement).

         2.6 Preferred Securities Guarantee Agreement, dated as of February 25, 1995, between QUALCOMM Incorporated, as Guarantor, and Wilmington Trust Company, as Guarantee Trustee (incorporated herein by this reference to Exhibit 4.7 to the Registration Statement).

         2.7 Form of 5 3/4% Convertible Preferred Securities (incorporated herein by this reference to Exhibit 4.5 to the Registration Statement).

         2.8 Form of 5 3/4% Convertible Subordinated Debt Securities (incorporated herein by this reference to Exhibit 4.6 to the Registration Statement).








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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

                                        QUALCOMM INCORPORATED



Date: July 9, 1997                      By:    /s/ Anthony Thornley
                                            --------------------------------
                                               Anthony Thornley
                                               Senior Vice President and Chief
                                               Financial Officer

                                        QUALCOMM FINANCIAL TRUST I



Date: July 9, 1997                      By:    /s/ Anthony Thornley
                                            ----------------------------------
                                               Anthony Thornley
                                               Regular Trustee






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